Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 36	Trade Date: 4/7/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/10/2003

The date of this Pricing Supplement is April 7, 2003

CUSIP or Common Code:	41013MLH1

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$357,205.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	10/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
Interest Reset Dates:	The 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.40%

Initial Interest Rate:	1.50836%

Maximum Interest Rate:	3.50% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
First Interest Payment Date:	7/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

1     For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 36	Trade Date: 4/7/2003
(To Prospectus dated July 22, 2002)	Issue Date: 4/10/2003

The date of this Pricing Supplement is April 7, 2003

CUSIP or Common Code:	41013MLJ7	41013MLK4	41013MLL2	41013MLM0	41013MLN8
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$722,456.25	$350,176.00	$520,740.00	$1,476,042.00	$99,586.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	4/15/2006	4/15/2007	4/15/2008	4/15/2011	4/15/2011

Stated Annual Interest Rate:	2.100%	2.600%	3.050%	Step: 3.000% through 10/14/2005, and 5.000% thereafter (unless called)	3.850%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	5/15/2003	5/15/2003	5/15/2003	5/15/2003	5/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A
Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2     For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 36	Trade Date: 4/7/2003
(To Prospectus dated July 22, 2002)	Issue Date: 4/10/2003

The date of this Pricing Supplement is April 7, 2003

CUSIP or Common Code:	41013MLP3	41013MLQ1	41013MLR9	41013MLS7	41013MLT5
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$591,985.00	$144,427.50	$876,120.00	$106,275.00	$2,557,675.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%
Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	4/15/2013	4/15/2015	4/15/2018	4/15/2023	4/15/2028

Stated Annual Interest Rate:	4.350%	4.500%	5.000%	5.050%	5.300%
Interest Payment Frequency:	Monthly	Monthly	Quarterly	Monthly	Monthly
First Payment Date:	5/15/2003	5/15/2003	7/15/2003	5/15/2003	5/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	4/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

3     For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.